Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.17

PayPay General Agency Agreement (For Online Payment Settlement)

PayPay Corporation (the “Company”) and SB Payment Service Corporation (the “General Agent”) enter into this PayPay General Agency Agreement (this “Agreement”) based on the PayPay Merchant Terms (Online Payment Settlement), PayPay Balance Merchant Terms (Online Payment Settlement), General Conditions of Credit Card Merchant (Online Sales Merchant), and the guidelines and other rules established by PayPay (collectively, the “Merchant Terms”), the PayPay General Agency Terms and Conditions (the “General Agency Terms”), and the following terms. In witness whereof, this Agreement is prepared in duplicate, and each party shall affix its name and seal hereto and retain one original.

Execution Date		December 13, 2019

Company	Address Company name Name of representative	1-3 Kioicho, Chiyoda-ku, Tokyo PayPay Corporation Ichiro Nakayama, Representative Director

General Agent	Address Company name Name of representative	1-9-2 Higashishimbashi, Minato-ku, Tokyo SB Payment Service Corporation Tomonori Hotta, Representative Director and Vice President, COO, and CISO
	Administrative department	{***}	Contact person	[***]
	Tel.	[***]	Fax.	[***]

Term Article 29, Paragraph 1 of the General Agency Terms		The term of this Agreement is one year from December 13, 2019. However, unless either party gives written notice at least three months before the expiration of this Agreement of its intention to terminate this Agreement upon expiration, this Agreement will automatically renew for one year upon expiration, and the same applies thereafter

PayPay General Agency Terms and Conditions

Article 1 Definitions

The following terms are defined as follows in these General Agency Terms. Unless otherwise provided in these General Agency Terms, terms defined in the PayPay Merchant Agreement have the same meanings herein.

(1)

“PayPay” means the service provided by the Company to settle the price of a transaction between a Merchant defined in Item 3 and a Customer defined in Item 10 using the information registered by the Customer in advance or provided by the Customer from time to time.

(2)

“General Agent” means an entity that makes a merchant application and enters into a Merchant Agreement with the Company on behalf of a Merchant pursuant to these General Agency Terms, and receives the Charges for Goods, Etc. and performs other acts provided for in these General Agency Terms on behalf of that Merchant.

(3)

“Merchant” means an entity that consents to the terms and conditions designated by the Company and applies to use PayPay, and receives authorization from the Company to use PayPay to sell Goods, Etc. and settle the price of those sales.

(4)

“System” means the system provided by the General Agent which enables Merchants to use PayPay online, as indicated in the service specification/requirements definition separately presented to the Company by the General Agent and approved by the Company.

(5)	“Payment System” means the system operated by the Company to provide PayPay.

(6)	“Merchant Information” means the ID, password, and other information of the Merchant necessary to use PayPay as designated by the Company.

(7)

“Settlement-Related Information” means information related to settlement, including the amount settled through PayPay, the number of transactions, the transaction history, and the code that a Merchant provides to the Company in lieu of card information (meaning the card number, expiration date, and security code of a PayPay user’s card and the information of a PayPay user such as name and telephone number that is registered with the card provider, and other information necessary to use a card).

(8)	“Goods, Etc.” means the goods or rights sold by a Merchant or services provided by a Merchant.

(9)	“Customer” means a person that consents to the terms and conditions designated by the Company and is authorized by the Company to use PayPay to settle transactions for Goods, Etc.

(10)	“Charges for Goods, Etc.” means the amount of money used to settle a transaction for Goods, Etc. between a Merchant and a Customer.

(11)	“Order-Related Information” means the price of Goods, Etc. settled through PayPay and other information related to orders.

(12)	“Merchant Agreement” means the contract between the Company and a Merchant pursuant to the terms established by the Company for the use of PayPay.

(13)	“System Agreement” means the contract between the General Agent and a Merchant regarding the provision of the System and other matters.

(14)	“Operational Guidelines” means the service guidelines, specifications, and other manuals separately presented or designated by the Company in connection with the use of the Payment System.

Article 2 Purpose

1.

The purpose of this Agreement is to facilitate payments and improve the efficiency of administrative processes related to payments, etc., and also to expand the use of PayPay to contribute to the Company’s and the General Agent’s mutual business development.

2.	Each party shall comply with this Agreement and relevant laws and regulations in performing this Agreement, and shall not damage the credibility or reputation of the other party.

Article 3 Provision of PayPay

1.	The Company shall provide the Payment System in accordance with the provisions of this Agreement.

2.	The General Agent shall perform the following work in connection with the use of PayPay by Merchants and Merchant Applicants:

(1)	supporting the implementation of PayPay by Merchant Applicants (provided for in detail in Article 4);

(2)	acting as a sales agent of PayPay to potential Merchant Applicants (provided for in detail separately between the Company and the General Agent);

(3)	calculation of Charges for Goods, Etc. and fees for Merchants (provided for in detail in Articles 5 and 6);

(4)	provision of Order-Related Information and Settlement-Related Information to Merchants (provided for in detail in Article 7);

(5)	communicating with Merchants (provided for in detail in Article 8);

(6)	management of Merchants (provided for in detail in Article 9); and

(7)	other work incidental or related to the above.

Article 4 Implementation Support

1.	The General Agent shall notify any entity that wishes to become a Merchant (“Merchant Applicant”) of the following conditions of use, and obtain that Merchant Applicant’s consent:

(1)

that in order to use PayPay, the Merchant Applicant must agree to, execute, and comply with the Merchant Agreement, and shall grant to the General Agent the authority to execute that agreement on its behalf (including the fact that the Merchant Applicant may not be able to enter into the Merchant Agreement, depending on the results of screening by the Company);

(2)	that the Company will provide Merchant Information, Settlement-Related Information, and Order-Related Information to the General Agent;

(3)	that the General Agent will provide Settlement-Related Information and Order-Related Information to the Merchant;

(4)	that the Merchant may not be able to use part of the PayPay functions provided by the Company;

(5)

that the Merchant must grant to the General Agent the authority to receive payment of the Charges for Goods, Etc. from the Company under the Merchant Agreement and pay fees payable by the Merchant on behalf of the Merchant (“Receiving Agent Authority”); and

(6)	that upon the termination of this Agreement, the Merchant will possibly be unable to continue using PayPay.

2.

The General Agent shall receive an application for a Merchant Agreement from a Merchant Applicant by the method designated by the Company, and apply for the Merchant Agreement on behalf of the Merchant Applicant by submitting the data relating to that application to the Company by the method designated by the Company. The General Agent represents and warrants that it has been granted the authority to act as the agent of the Merchant Applicant with respect to the application and the execution of the Merchant Agreement. The General Agent shall collect from the Merchant Applicant and retain the documents that the Company determines to be necessary (including, without limitation, representative identification documents and copies of evidence of licenses and approvals), and promptly submit those documents to the Company on request.

3.

The General Agent shall confirm that the documents submitted by the Merchant Applicant under the preceding paragraph are consistent with the application form submitted by the Merchant Applicant for the Merchant Agreement, and report the results of that confirmation to the Company.

4.

The Company shall conduct screening of any Merchant Applicant that applies to use PayPay, and if a Merchant Applicant is approved to use PayPay, the Company shall disclose the Merchant Information of that Merchant Applicant to the General Agent by the method designated by the Company. In such case, a Merchant Agreement will be formed between the Company and the Merchant Applicant.

5.

If the General Agent receives new Merchant Information from the Company under the preceding paragraph, the General Agent shall perform, or cause the Merchant to perform, the necessary setup and registration in order to provide Order-Related Information and Settlement-Related Information to the Merchant.

6.	The General Agent shall, on behalf of Merchants, notify the Company of any addition or change to the information regarding a Merchant or Goods, Etc. provided to the Company under this Article.

7.

The General Agent shall handle inquiries from Merchant Applicants concerning the Company, including receiving inquiries, reporting inquiries to the Company, and relaying the Company’s response to the Merchant Applicant.

Article 5 Settlement Services for the Charges for Goods, Etc. and Fees

1.	The General Agent represents and warrants that it has been granted the Receiving Agent Authority by Merchants.

2.

The General Agent shall receive from the Company the difference of the Charges for Goods, Etc. that the Company is obligated to pay to Merchants (not any including Charges for Goods, Etc. that the Company has withheld or refused payment to Merchants) less the fee calculated using the rate and calculation method set out in the Exhibit based on the Charges for Goods, Etc. settled through PayPay (excluding tax) (the “Payment System Fees”), based on the Receiving Agent Authority granted to it by each Merchant, and shall settle that amount by distribution to each Merchant.

3.	The payment under the preceding paragraph shall be made by wire transfer into the account designated by the General Agent on the following dates. The Company shall bear any transfer fees.

Charges for Goods, Etc. Payment Date

(i)	Closed on the 15th day of each month and due on the last day of that month

(ii)	Closed on the last day of each month and due on the 15th day of the following month

4.

The payment obligations for Charges for Goods, Etc. owed by the Company to each Merchant shall be discharged by payment to the General Agent under the preceding paragraph based on the Receiving Agent Authority granted to the General Agent by each Merchant.

Article 6 Refund of Charges for Goods, Etc.

1.

When the Company makes a request to the General Agent pursuant to the Merchant Agreement for the refund of the Charges for Goods, Etc. after the Company has already sent the payment for those Charges for Goods, Etc. to the General Agent pursuant to the preceding Article, the Company shall immediately notify the General Agent thereof.

2.

When the General Agent receives the notice prescribed in the preceding paragraph, then, in respect of the Charges for Goods, Etc. paid by the Company pursuant to the preceding Article, the General Agent shall either (i) cancel the payment to the Merchant if such payment has not been completed, or (ii) request a refund from the Merchant if the payment to the Merchant has already been completed.

3.

The General Agent shall advance to the Company the amount equivalent to the Charges for Goods, Etc. to be refunded to the Company, and the Company may adjust such amount by subtracting it from the amount to be paid to the General Agent prescribed in the preceding Article.

Article 7 Provision of Order-Related Information and Settlement-Related Information to Merchants

1.

The Company shall provide to the General Agent PayPay and the Payment System pursuant to the General Agency Terms and the Operational Guidelines for the purpose of coordination between the System and the Payment System.

2.

The General Agent shall connect the System to the Payment System, transmit and receive data, etc. related to Order-Related Information and Settlement-Related Information, and manage the operation of the System pursuant to the General Agency Terms and the Operational Guidelines.

3.

The General Agent shall acquire Order-Related Information, Settlement-Related Information, etc. from the Payment System, and provide such Order-Related Information, Settlement-Related Information, etc. to Merchants pursuant to this Agreement and the Operational Guidelines.

Article 8 Communication with Merchants

1.

The General Agent shall notify Merchants of matters concerning PayPay designated by the Company on behalf of the Company as instructed by the Company. This does not preclude the Company from contacting Merchants directly.

2.	The General Agent shall collect and submit to the Company notices of changes in the Merchant Information and other documents that the Company requests Merchants to submit in connection with PayPay.

3.	The General Agent shall handle inquiries from Merchants concerning PayPay, including receiving inquiries, reporting inquiries to the Company, and relaying the Company’s response to the Merchants.

Article 9 Management of Merchants, Etc.

1.	The General Agent shall cause Merchants to comply with laws, regulations, and the like, the Merchant Agreement, and any other guidelines, etc. prescribed by the Company for handling PayPay.

2.

The General Agent shall carry out business improvements for the Merchants or give guidance to the Merchants if the General Agent determines the foregoing to be necessary for the purposes prescribed in the preceding paragraph or if the General Agent is requested to do so by the Company.

3.

If the Company requests the General Agent to conduct an investigation, report on, or present materials (collectively, an “Investigation, Etc.”) in connection with matters that the Company finds to be necessary such as any business contents, the status of use of PayPay by Merchants, or the contents of the Goods, Etc., then the General Agent shall promptly comply therewith.

4.

If the Company conducts an Investigation, Etc. against a Merchant in connection with matters that the Company finds to be necessary such as the business content, the status of use of PayPay, or the contents of the Goods, Etc., then the General Agent shall cooperate with such Investigation, Etc. conducted by the Company.

5.

If a Merchant breaches the Merchant Agreement or if a Merchant causes damage to a User, the Company, or a third party due to a reason attributable to the Merchant, then the General Agent is jointly and severally liable for such damage, etc.

Article 10 Suspension of Use of PayPay

1.	If a Merchant Agreement ends or the Company suspends a Merchant’s use of PayPay, the Company shall immediately notify the General Agent thereof.

2.	If the System Agreement ends or the General Agent suspends a Merchant’s use of PayPay, the General Agent shall immediately notify the Company thereof.

3.

If the General Agent receives from the Company the notice prescribed in Paragraph 1 or if the case referred to in the preceding paragraph applies, the General Agent shall promptly suspend the provision of Order-Related Information and Settlement-Related Information to the relevant Merchant and shall carry out all of the necessary settings and registrations pertaining to the end or the suspension of the use of PayPay by the Merchant.

Article 11 No Use for Other Purposes

The General Agent shall not use the Payment System or any Order-Related Information or Settlement-Related Information for any purpose other than the performance of operations to enable the use of PayPay by Merchants that are provided for in this Agreement; however, the foregoing does not apply if the General Agent uses Order-Related Information and Settlement-Related Information at its own responsibility under an agreement with a Merchant.

Article 12 Preparation, Operation, and Upgrade of the System

1.	The General Agent shall prepare and conduct necessary setup of the System at its own responsibility and cost (that setup includes measures to prevent unauthorized use of PayPay).

2.

The Company may change the functions and specifications of the Payment System, including version updates, bug fixes, and upgrades, at any time to the extent that the Company determines to be necessary to provide PayPay.

3.

The General Agent shall upgrade the System as necessary due to a change to the functions and specifications of the Payment System by the Company provided for in the preceding paragraph, by the date specified by the Company. If the General Agent intends to make changes to the measures to prevent unauthorized use or other specifications of the System after the execution of this Agreement, the General Agent shall notify the Company of those changes in advance.

4.

If the Company determines that new measures to prevent unauthorized use are necessary in light of changes in social conditions or other factors, the Company may request that the General Agent implement new measures to prevent unauthorized use. The General Agent shall comply with that request as promptly as possible.

5.

The General Agent shall bear the cost of all development, upgrades, operation, and management of the System and interoperation with the Payment System for the provision of the System. The same applies to the cost of upgrades to the operation site under the preceding paragraph.

Article 13 Payment System Access Credentials

1.

The General Agent shall not access the Payment System using an ID and password (“Access Credentials”) different to the Access Credentials granted to it by the Company, access the Payment System beyond the scope of its Access Credentials, or access the Payment System for a purpose other than the performance of operations provided for in this Agreement to enable a Merchant to use PayPay.

2.	The General Agent shall comply with the terms and conditions separately established by the Company and the Operational Guidelines in connection with the use of Access Credentials.

3.

The Company will deem any action performed using Access Credentials in respect of PayPay to have been performed by the Merchant. The General Agent shall compensate for any damage incurred by the Company due to the use of Access Credentials by a third party other than the Merchant.

4.	The General Agent shall not access the Payment System using the Access Credentials of a third party.

5.

The General Agent shall strictly manage Access Credentials and shall not permit access to the Payment System except by officers and employees with a need to access the Payment System in the course of work.

6.

If the General Agent determines that any actual or potential divulgence or fraudulent use of Access Credentials or other failure to ensure the security of Access Credentials has occurred, the General Agent shall immediately suspend use of the Payment System and notify the Company of the relevant facts.

7.

Upon receiving notice under the preceding paragraph, the Company shall reissue the Access Credentials or take other measures that the Company determines to be necessary. The General Agent acknowledges that in such case, access to the Payment System will be restricted until the Company’s measures are completed.

Article 14 Responsibility for Service Operation

1.

The Company shall handle any inquiries, complaints, disputes or the like from a Customer, Merchant, or other third party regarding PayPay (excluding parts relating to the System) at the Company’s own responsibility and cost.

2.

The General Agent shall handle any inquiries, complaints, disputes or the like from a Customer, Merchant, or other third party regarding the provision of PayPay through the System at the General Agent’s own responsibility and cost.

Article 15 Payment System Fees; Fee Payment

1.	The consideration for the use of PayPay under the Merchant Agreement is the Payment System Fees.

2.

The Charges for Goods, Etc. for the purpose of calculating the consideration under the preceding paragraph are the Charges for Goods, Etc. payable by the Company to the Merchant, not including any Charges for Goods, Etc. that the Company withholds or refuses payment of, or that the Merchant refunds.

3.	The payment of Payment System Fees under Paragraph 1 is subject to the application of Article 5, Paragraph 2.

Article 16 Effect of Delay in Payment

If a payment obligation owed by the General Agent to the Company is delayed, the General Agent shall pay late payment damages to the Company at the rate of 14.6% per annum from the day after the due date until the payment is completed.

Article 17 Expenses

Each party shall bear its own expense in connection with this Agreement, unless otherwise expressly provided for herein.

Article 18 Scope of Compensation of Payment System

1.

The Payment System is provided in the condition in which the Company holds it at the time the Merchant uses it. The Company provides no guarantee that the Payment System is fit for the purpose, requirements, or form of use intended by the Merchant, or guarantee of the usefulness, profitability, security, ownership, non-infringement, or freedom from errors, bugs, logical errors, interruptions, or malfunctions of the Payment System.

2.	The Company is not obligated to repair any error, bug, logical error, interruption, or malfunction in the Payment System, but will make efforts to do so.

3.	The Company does not guarantee the accuracy of the Order-Related Information and Settlement-Related Information provided through the Payment System.

4.	The General Agent shall confirm, at its own responsibility, that the Payment System functions in accordance with and meets the Operational Guidelines.

Article 19 Force Majeure

If and to the extent that the performance of this Agreement becomes impossible due to a natural disaster, war, civil unrest, riot, electricity blackout, telecommunications breakdown, suspension of service or emergency maintenance by a telecommunications operator, amendment and abolishment of laws and ordinances in Japan or a foreign country, an order, disposition, or guidance by a public authority, or another event not attributable to the Company, the Company is not liable for non-performance, and is released from its obligations under this Agreement.

Article 20 Temporary Server Unavailability or Service Suspension

1.

The Company may suspend operation of the Payment System, without any notice to the General Agent, in the following cases, provided that the Company shall make efforts to give notice to the General Agent of scheduled inspections and maintenance and otherwise where possible:

(1)	if unavoidable for a scheduled inspection or maintenance of the Company’s servers or other equipment, maintenance of the place where a system is installed, or otherwise for administrative reasons;

(2)	if communications demand significantly increases due to an emergency, and the Company determines that it is necessary to prioritize urgent requests;

(3)

if the Company determines that suspension of the services it operates (not limited to the Service provided for in this Agreement) is necessary due to operational or technical reasons other than those specified in the preceding two items; or

(4)	if the Company determines that suspension is necessary to prevent actual or potential unauthorized use of PayPay or similar circumstances.

2.	The Company is not liable for any damage that arises due to suspension of the operation of the Payment System under the preceding paragraph.

Article 21 No Act of Agency

1.

The Company does not grant to the General Agent the authority to represent the Company through the execution of this Agreement. The General Agent shall not represent itself as the Company’s agent, or make representations that could be misconstrued as indicating that it is the Company’s agent.

2.

The Company does not grant to the General Agent a license to use the Company’s trade name or the like for its business through the execution of this Agreement. The General Agent shall not represent itself as having received a license to use the Company’s trade name or the like, or create an outside appearance that could mislead third parties that the Company is itself operating the business or that the General Agent operates the business with a license to use the Company’s trade name or the like.

3.	The preparation of pamphlets and other materials carrying the Company’s name, and other use of the Company’s name, are prohibited under the preceding two paragraphs.

Article 22 No Subcontracting

The General Agent shall not subcontract the work under this Agreement to any third party without the Company’s prior consent in writing.

Article 23 No Transfer of Rights and Obligations

The General Agent shall not transfer to a third party or provide as security all or part of its status, rights and obligations arising under this Agreement without the prior written consent of the Company.

Article 24 Damages

The amount of damages payable by the Company to the General Agent under this Agreement is limited to the equivalent of the amount of consideration paid by the General Agent to the Company in the immediately preceding one-month period, except for damages arising due to the intent or gross negligence of the Company.

Article 25 Information Management by the General Agent

1.	The Company and the General Agent confirm that the Company and Merchants shall each obtain Order-Related Information from Customers.

2.

The General Agent shall take care to protect Customers’ privacy in the handling of Order-Related Information, Settlement-Related Information, and Customer’s Personal Information (meaning personal information under the Act on the Protection of Personal Information (Act No. 57 of May 30, 2003) and PayPay IDs, email addresses, communication logs, cookies, and similar information; “Personal Information”) and implement security protections necessary to ensure Customers’ privacy, and shall not disclose or divulge Order-Related Information or Settlement-Related Information to any third party.

3.	The General Agent shall strictly manage Personal Information in accordance with laws and regulations and the guidelines issued by supervisory authorities.

4.

If the General Agent divulges Order-Related Information or Settlement-Related Information to a third party, the General Agent shall immediately make a report to the Merchant that handles the Order-Related Information or Settlement-Related Information that was divulged and the Company, and take actions including implementing the necessary measures to minimize the damage from that divulgation at the General Agent’s own responsibility and cost and compensating the Merchant or the Customer for any damage incurred at the General Agent’s own responsibility and cost. In such case, the General Agent shall make a written report to the Company regarding the measures taken to minimize damage.

Article 26 Confidentiality Obligations

1.

Each party shall maintain as confidential, during and for two years after the term of this Agreement, any trade secret (as defined in Article 2, paragraph 6 of the Unfair Competition Prevention Act) of the other party obtained through this Agreement and explicitly indicated by the other party to be confidential information at the time of disclosure (“Confidential Information”), and without the prior written consent of the other party, each party shall not disclose, provide, or divulge Confidential Information to any third party, or use Confidential Information for any purpose other than the performance of this Agreement. However, either party may disclose Confidential Information if and to the extent required pursuant to a legally enforceable request for disclosure by a public agency, provided that the other party is promptly given notice of that disclosure.

2.	Notwithstanding the provisions of the preceding paragraph, Confidential Information does not include:

(1)	information already held by the receiving party at the time of disclosure;

(2)	information that the receiving party develops independently without reference to Confidential Information;

(3)	information that is public knowledge at the time of disclosure; and

(4)	information that becomes public knowledge after disclosure due to a reason not attributable to the receiving party.

3.

Notwithstanding the provisions of paragraph 1, each party may disclose the Confidential Information received from the other party to its own officers and employees to the extent necessary for the performance of this Agreement, and to any attorney-at-law, certified public tax accountant or other professional with a legal duty of confidentiality.

Article 27 Use of Marks

1.

The General Agent may use the trade name, trademarks, service names, logos, and other marks of the Company in the System and related materials, in the manner approved by the Company, to the extent necessary to make PayPay available pursuant to Article 4.

2.

The Company may use the trade name, trademarks, service name, logos, and other marks of the General Agent in printed material, electronic media, and the like, and publish URLs and create links to the System to the extent necessary to promote the use of PayPay. The Company shall comply with the standards designated by the General Agent regarding the use of trademarks, logos, and other marks.

Article 28 Exclusion of Antisocial Forces

1.

Either party may immediately suspend performance of its obligations under or terminate all or part of the agreements with the other party, including this Agreement, without assuming any liability and without prior notice or demand for cure, if any of the following entities is discovered to be an Antisocial Force (meaning an organized crime group, member of an organized crime group, associate member of an organized crime group, company affiliated with an organized crime group, shareholder meeting extortionist (sokaiya), corporate extortionist acting under the guise of a social movement (shakai undo hyobo goro), corporate extortionist acting under the guise of political activity (seiji katsudo hyobo goro), organized crime group with special expertise (tokushu chino boryoku shudan), or similar person or group; “Antisocial Forces”) or to have contributed to an Antisocial Force:

(1)	the other party;

(2)

a special interested party of the other party (meaning (a) an officer of the other party; (b) a spouse or relative by blood within the second degree of kinship of (a); (c) a company of which a majority of the voting rights are owned by (a) or (b); (d) a related company of the other party; or (e) an officer of (d));

(3)	a material employee of the other party;

(4)	a major shareholder or major trading partner of the other party; or

(5)	any other person who substantively controls the management of the other party.

2.

If either party falls under the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash.

3.	Termination under this Article does not preclude the terminating party from seeking damages against the other party.

Article 29 Term

1.	The term of this Agreement is as indicated in the cover sheet.

2.	If any outstanding obligations exist at the end of this Agreement, this Agreement will continue to apply with respect to those obligations until performance is completed.

Article 30 Termination for Cause; Acceleration

1.

If either party breaches all or part of its obligations under this Agreement, and fails to cure that breach or perform within a reasonable period of time specified in a demand for cure issued by the other party, the other party may immediately suspend performance of its obligations under or terminate all or part of this Agreement, without assuming any liability and without prior notice or demand for cure

2.

Either party may immediately suspend performance of its obligations under or cancel all or part of this Agreement, without assuming any liability and without notice or demand for cure, if the other party:

(1)

is the subject of a petition for attachment, provisional attachment, provisional disposition, compulsory execution or auction, or a demand for payment of delinquent taxes and public dues, due to a decline in its financial or credit status;

(2)	is the subject of a disposition by a supervisory authority suspending its operations or revoking its business license or business registration;

(3)

is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation, or other legal insolvency proceedings, or begins proceedings for dissolution (including dissolution under the laws and ordinances), liquidation or an out-of-court workout;

(4)	resolves to conduct a capital reduction or to abolish, suspend, or transfer all or a material part of its business;

(5)	dishonors a note or check, or otherwise becomes actually insolvent or suspends payments;

(6)	undergoes a change in major shareholder or management, due to which the terminating party considers the continuation of this Agreement to be inappropriate; or

(7)	breaches any law or ordinance.

3.

If either party falls under any item of the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash.

4.	Termination under this Article does not preclude the terminating party from seeking damages against the other party.

Article 31 Survival

Article 23 (No Transfer of Rights and Obligations), Article 24 (Damages), Article 25 (Information Management by the General Agent) Article 28 (Elimination of Antisocial Forces), Paragraph 3, Article 29 (Term), Paragraph 2, Article 30 (Termination for Cause; Acceleration), Paragraph 4, this Article (Survival), Article 33 (Consultation), Article 34 (Jurisdiction) and Article 35 (Governing Law) will remain effective after the termination of this Agreement. Article 26 (Confidentiality) will survive as provided for therein.

Article 32 General Agency Terms

1.

The company may amend these General Agency Terms at the Company’s sole discretion. In the case of a change of material contract terms, the Company shall notify the General Agent directly in advance. For other changes, the Company shall make an announcement by the method designated by the Company.

2.

If the General Agent uses the Payment System after a notice or announcement has been made pursuant to the provisions of the preceding paragraph, the General Agent will be deemed to have consented to the change.

Article 33 Consultation

The parties shall consult in good faith to resolve any matter not provided for herein or doubt regarding the interpretation of this Agreement.

Article 34 Jurisdiction

Depending on the amount in dispute, the Tokyo District Court or the Tokyo Summary Court has exclusive jurisdiction as the court of first instance over litigation in connection with this Agreement.

Article 35 Governing Law

The formation, effect, performance and interpretation of this Agreement are governed by the laws of Japan.

End

Exhibit

(1)	Fees (this fee schedule does not preclude setting fees for each Merchant by separate agreement)

Category	Payment System Fee Rate	Remarks
Digital content (*)	8.5% (excluding tax)

Non-digital content	2.94% (excluding tax)

*	Digital content means the following:

•	Service to distribute music, video, etc. over the Internet

•	Landline, cell phone, and telecommunications charges (ISP and recurring charges only)

(2)	Calculation method

Fee calculation method:

(i) Multiply the total transaction amount (*2) for each Merchant for the aggregation period (*1) by the Payment System Fee rate.

(ii) Round down to the nearest whole number

Consumption tax calculation method:

(iii) Multiply the total transaction amount for each Merchant for the aggregation period by the Payment System Fee rate.

(iv) Multiply by the consumption tax rate

(v) Round down to the nearest whole number

*	1 The same as the payment date of the Charges for Goods, Etc. under Article 5, Paragraph 3 of the General Agency Terms.

*	2 The total amount of the Charges for Goods, Etc.s (as defined in Article 1, Item 10 of the General Agency Terms) in the aggregation period.